Exhibit 99.2

HORIZON LINES PROVIDES 2007 EARNINGS GUIDANCE AND CONFIRMS 2006 GUIDANCE

CHARLOTTE, North Carolina, January 12, 2007 – Horizon Lines, Inc. (NYSE: HRZ) today provided earnings guidance for the first quarter and full year of 2007.

“2007 is shaping up to be another excellent year for Horizon Lines,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “We continue to see solid market conditions in each of our trade lanes. Additionally, our TP1 vessel deliveries remain on schedule and the performance of our new ships is exceeding our expectations. Our Horizon Edge program is already delivering benefits and we expect a minimum of $13 million in cost savings throughout the year. As a result, we look forward to achieving our financial goals in 2007 with EPS growth accelerating from first quarter levels. Operating revenue, EBITDA and EPS for the full year and first quarter of 2007 are all expected to significantly improve over comparable measures in 2006.”

Based on current market conditions, the Company projects full year 2007 operating revenue of $1,215 - $1,225 million, EBITDA of $173 - $180 million and earnings per diluted share (EPS) of $1.45 - $1.59. For the first quarter of 2007, the Company expects to achieve operating revenue of $285 - $290 million, EBITDA of $33 - $36 million, and EPS of $0.10 - $0.15. The Company also confirmed the earnings guidance previously announced in its third quarter 2006 earnings release and conference call.

Company executives will provide additional perspective on the Company’s guidance during a conference call beginning at 2:00 p.m. Eastern Time today. Those interested in participating in the call may do so by dialing 800-257-2182 and asking for the Horizon Lines 2007 Earnings Guidance Call. A hardcopy of the presentation materials may be printed from the Horizon Lines website, www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.

About Horizon Lines: Based in Charlotte, NC, Horizon Lines, LLC is the nation’s leading Jones Act container shipping and integrated logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam and Puerto Rico. Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of cargo management and tracking services being marketed to shippers, carriers, and other supply chain participants. Horizon Lines, LLC and Horizon Services Group are wholly-owned subsidiaries of Horizon Lines, Inc., which trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward Looking Statement: The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 25, 2005 as filed with the SEC or in our prospectus filed with the SEC pursuant to Rule 424(b)(3) on November 17, 2006 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Media Contact: Michael Avara of Horizon Lines, Inc. 1-704-973-7000, or mavara@horizonlines.com.